UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  October 21, 2009

OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 East Timpanogos Circle

Orem, UT 84097

(Address of principal executive offices, including zip code)

(801) 722-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Omniture, Inc. (the “Company”) approved incentive bonus payouts to the following executive officers of the Company in the amounts set forth below:

Q3 FY2009
Incentive
Bonus Payout
Amount
Name and Principal Position	($)(1)
Joshua G. James	$15,104
President and Chief Executive Officer

Michael S. Herring	$16,714
Chief Financial Officer and Executive Vice President

Brett M. Error	$4,715
Chief Technology Officer and Executive Vice President, Products

Christopher C. Harrington	$15,699
President, Worldwide Sales and Client Services

John F. Mellor	$2,126
Executive Vice President, Business Development and Corporate Strategy

(1)

Represents amounts earned based on achievement by the Company of certain sales bookings, non-GAAP revenue and non-GAAP earnings targets and the achievement by Messrs. Herring, Error and Mellor of certain subjective, non-financial metrics established by the Board of Directors and its Compensation Committee for the quarterly period ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

	By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Dated: October 27, 2009		Chief Legal Officer